As filed with the Securities and Exchange Commission on June 30, 1998
                                                      Registration No. 333-57193

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 1
                                       to
                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                D.R. HORTON, INC.
                Co-Registrants are listed on the following page.
             (Exact name of registrant as specified in its charter)

               Delaware                                  75-2386963
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)
                                                      Charles N. Warren
    1901 Ascension Blvd., Suite 100                 Senior Vice President
        Arlington, Texas 760 06                      and General Counsel
            (817) 856-8200                     1901 Ascension Blvd., Suite 100
   (Address, including zip code, and               Arlington, Texas  76006
telephone number, including area code, of              (817) 856-8200
registrant's principal executive offices)    (Name, address, including zip code,
                                               and telephone number, including
                                               area code, of agent for service)

           The Commission is requested to mail copies of all orders,
                         notices and communications to:
                             Irwin F. Sentilles, III
                           Gibson, Dunn & Crutcher LLP
                          1717 Main Street, Suite 5400
                               Dallas, Texas 75201
                                 (214) 698-3100
        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.
                                   ----------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   ----------

                         CALCULATION OF REGISTRATION FEE

                  Title of each class of                          Proposed maximum            Amount of
                securities to be registered                 aggregate offering price (1)   registration fee
========================================================== ============================== ==================
Debt Securities, Preferred Stock (par value $.10 per share)
and Common Stock (par value $.01 per share)...............        $400,000,000 (2)           $118,803 (3)
Guarantees of the Debt Securities by direct and indirect
subsidiaries of D.R. Horton, Inc.  (4)....................               -                       - (5)
========================================================== ============================== ==================

(1) Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457
     (o).
(2) Of the $400,000,000 of Securities being registered hereunder, pursuant to Rule 429(b) under the Securitites Act of 1933, as amended, an aggregate of $100,000,000 of Securities are being carried forward from the Registrant's Registration Statement on Form S-3 (SEC File No. 333-27521)(the "Prior Registration Statement").
(3) In connection with the Prior Registration Statement, registration fees of approximately $30,303 were previously paid with respect to the $100,000,000 of Securities being carried forward herewith.
(4)  See the following page for a list of the subsidiary guarantors.
(5) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

                                   ----------
         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus also relates to securities registered pursuant to the Prior Registration statement.

                                   ----------
         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

         The following direct and indirect subsidiaries of Registrant may guarantee the Debt Securities and are Co-Registrants under this Registration Statement.

                                             Jurisdiction of
Name of                                       Incorporation    I.R.S. Employer
Co-Registrant                                or Organization  Identification No.
-------------                                ---------------  ------------------
DRHI, Inc.                                       Delaware         75-2433464
Meadows I, Ltd.                                  Delaware         75-2436082
Meadows II, Ltd.                                 Delaware         51-0342206
Meadows IX, Inc.                                 New Jersey       75-2684821
Meadows X, Inc.                                  New Jersey       75-2684823
D.R. Horton, Inc. - Minnesota                    Delaware         75-2527442
D.R. Horton, Inc. - Greensboro                   Delaware         75-2599897
D.R. Horton, Inc. - Birmingham                   Alabama          62-1666398
D.R. Horton, Inc. - New Jersey                   Delaware         75-2665362
D.R. Horton, Inc. - Torrey                       Delaware         75-2689997
DRH Construction, Inc.                           Delaware         75-2633738
D.R. Horton, Inc. - Louisville                   Delaware         75-2636512
D.R. Horton, Inc. - Denver                       Delaware         75-2666727
D.R. Horton Denver Management Company, Inc.      Colorado         75-2672969
D.R. Horton San Diego Holding Company, Inc.      California       75-2589293
D.R. Horton Los Angeles Holding Company, Inc.    California       75-2589298
D.R. Horton Los Angeles Management Company, Inc. California       75-2589287
D.R. Horton San Diego Management Company, Inc.   California       75-2589285
S. G. Torrey Atlanta, Ltd.                       Georgia          58-1738756
SGS Communities at Grande Quay, LLC              New Jersey       22-3481784
D.R. Horton Management Company, Ltd.             Texas            75-2436079
D.R. Horton - Texas, Ltd.                        Texas            75-2491320
D.R. Horton, Inc. - Sacramento                   California       75-2569592
D.R. Horton Sacramento Management Company, Inc.  California       75-2589359
C. Richard Dobson Builders, Inc.                 Virginia         54-1082672
Land Development, Inc.                           Virginia         54-1747628
SGS Communities at West Windsor, LLC             New Jersey       22-3481786
DRH Tucson Construction, Inc.                    Delaware         75-2709796
Continental Homes, Inc.                          Delaware         86-0515339
KDB Homes, Inc.                                  Delaware         86-0565376
L&W Investments, Inc.                            California       86-0596757
Continental Ranch, Inc.                          Delaware         86-0724231
Continental Homes of Florida, Inc.               Florida          59-1237314
CHI Construction Company                         Arizona          86-0533370
CHTEX of Texas, Inc.                             Delaware         74-2791268
CH Investments of Texas, Inc.                    Delaware         86-0831611
Continental Homes of Austin, L.P.                Texas            74-2791904
Continental Homes of Dallas, L.P.                Texas            75-2653754
Continental Homes of San Antonio, L.P.           Texas            74-2791903
D.R. Horton, Inc. - Portland                     Delaware         75-2763765

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, DATED JUNE 30, 1998
PROSPECTUS
                                  $400,000,000
                                D.R. Horton, Inc.


                        Debt Securities, Preferred Stock
                                       and
                                  Common Stock

                                   ----------


         D.R. Horton, Inc., a Delaware corporation (the "Company"), may offer and issue from time to time (i) its debt securities ("Debt Securities"),which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (ii) shares of its Preferred Stock, par value $.10 per share ("Preferred Stock"), or (iii) shares of its Common Stock, par value $.01 per share ("Common Stock"). The Debt Securities, the guarantees thereof, if any, Preferred Stock and Common Stock are herein collectively referred to as the "Securities". The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Any Securities may be offered with other Securities or separately. Debt Securities or Preferred Stock may be exchangeable for or convertible into shares of Common Stock. The aggregate offering price of the Securities will not exceed $400,000,000.


         Certain terms of any Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement including, without limitation, the specific designation, aggregate principal amount, purchase price, currency of payment, denomination, maturity, interest rate (which may be fixed or variable) and time of payment of interest (if any), guarantees thereof (if any), terms (if any) for the subordination, redemption, purchase or conversion thereof, listing (if any) on a securities exchange, additional or different covenants and events of default, and any other material terms of the Debt Securities. Certain terms of any Preferred Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement including, without limitation, the specific designation, number of shares, liquidation preference, purchase price, dividends, voting, redemption and conversion provisions (if any), any listing on a securities exchange and any other material terms of the Preferred Stock. The purchase price of any Common Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

         The Company's Common Stock is listed on the New York Stock Exchange under the symbol DHI.

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (See "Plan of Distribution"). Certain terms of any offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount or number of shares to be purchased, the purchase price of the Securities, the proceeds to the Company from such sale and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents will also be set forth in an accompanying Prospectus Supplement.

         This Prospectus may not be used to consummate sale of securities unless accompanied by the applicable Prospectus Supplement.


              The date of this Prospectus is __________ _____, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Room 3190, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material is also available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company which file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. For further information with respect to the Company and such Securities, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission as set forth above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998; the Company's Current Reports on Form 8-K (i) dated February 29, 1997 and filed with the Commission on March 13, 1997, (ii) dated December 19, 1997 and filed with the Commission on December 24, 1997, (iii) dated April 14, 1998 and filed with the Commission on April 14, 1998, (iv) dated April 20, 1998 and filed with the Commission on April 21, 1998, (v) dated April 20, 1998 and filed with the Commission on May 4, 1998, and (vi) dated June 5, 1998 and filed with the Commission on June 8, 1998; and pages two through eight ("Beneficial Ownership of Common Stock" through
"Executive Compensation-Compensation Committee Interlocks and Insider Participation") and page eleven ("Executive Compensation-Transactions with Management") contained in the Company's Proxy Statement dated December 12, 1997 (relating to the 1998 Annual Meeting of Stockholders and incorporated into the Company's Annual Report on Form 10- K), are incorporated into this Prospectus by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

         Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in the information contained in this Prospectus). All such requests should be addressed to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer (telephone (817)856-8200).

         CERTAIN PERSONS PARTICIPATING IN ANY OFFERING OF SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF SUCH SECURITIES. FOR A DESCRIPTION OF ANY SUCH ACTIVITIES, SEE "UNDERWRITING" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                   THE COMPANY

         The Company is a national homebuilder constructing and selling single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and Western regions of the United States. The Company offers high-quality homes, designed principally for the entry-level and move-up market segments. The Company's homes generally range in size from 1,000 to 5,000 square feet and in price from $80,000 to $600,000, with an average sales price of approximately $156,200 for the year ended September 30, 1997, and approximately $149,800 for the six months ended March 31, 1998.

         The Company is one of the most geographically diversified homebuilders in the United States, with operating divisions in 23 states and 39 markets. These markets are Albuquerque, Atlanta, Austin, Birmingham, Charleston, Charlotte, Chicago, Cincinnati, Dallas/Fort Worth, Denver, Greensboro,
Greenville, and Hilton Head, S.C., Houston, Jacksonville, Kansas City, Las Vegas, Los Angeles, Louisville, Ky. Minneapolis/St. Paul, Myrtle Beach, S.C., Nashville, New Jersey, Newport News, Va., Orlando, Pensacola, Phoenix, Portland, Ore., Raleigh/Durham, Richmond, Sacramento, Salt Lake City, San Antonio, San Diego, South Florida, St. Louis, Tucson, suburban Washington, D.C.
and Wilmington, N.C.

         The Company was incorporated in Delaware on July 1, 1991, to acquire all of the assets and businesses of 25 predecessor companies, which were residential home construction and development companies owned or controlled by Donald R. Horton. Since July 1993, the Company has acquired several homebuilding companies. On April 20, 1998, the Company acquired Continental Homes Holding Corp. ("Continental"), a geographically diversified homebuilder, through the merger of Continental into the Company (the "Merger"). In the Merger, the Company issued approximately 15.5 million shares of the 53 million shares of its Common Stock which are outstanding, and Continental's outstanding convertible securities became convertible into an additional approximately 8.2 million shares of Common Stock. The Merger has been accounted for as a pooling of interests. Accordingly, this Prospectus describes the Company with Continental merged into the Company.

         The Company's principal executive offices are located at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, and its telephone number is (817) 856-8200.

                                 USE OF PROCEEDS

         Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including, among other things, acquisition, development and construction of new residential properties, acquisition of companies in homebuilding and related businesses, and repayment of existing indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's supplemental ratio of earnings to fixed charges for the five years ended September 30, 1997, and the six months ended March 31, 1997 and 1998:


                                                                Six months ended
                             Year ended September 30,               March 31,
                       ------------------------------------     ----------------

                       1993    1994    1995    1996    1997       1997    1998
                       ----    ----    ----    ----    ----       ----    ----
Ratio (1)(2)........    2.8     3.0     2.5     3.2     2.9        2.8     2.6
                        ===     ===     ===     ===     ===        ===     ===
----------
(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes, interest amortized to cost of sales, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

(2) All financial amounts have been presented as if Continental and the Company had been combined for all periods presented. "Ratio of Earnings to Fixed Charges" includes Continental information for the years ended May 31, 1993 through 1996 combined with the Company's information for the fiscal years ended September 30, 1993 through 1996. For 1997, Continental's information has been conformed to the Company's fiscal year end of September 30.

                         DESCRIPTION OF DEBT SECURITIES

         The following sets forth certain general terms and provisions of each Indenture under which the Debt Securities are to be issued. The particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities.

         The Debt Securities are to be issued under one or more Indentures, as amended or supplemented from time to time (the "Indenture"), to be entered into between the Company, the Guarantors (as defined below), if any, and American Stock Transfer & Trust Company, New York, New York, as trustee, (together with any other trustee(s) chosen by the Company, qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA") and appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The forms of Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Available Information". The Indentures are subject to, and governed by, the TIA. The Company will execute an Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures (including those terms made a part of the Indenture by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.

General

         The Debt Securities will be unsecured obligations of the Company. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities;
(x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the Indenture; and (xiii) any other material terms of the Debt Securities, which may be different than the terms set forth in this Prospectus.

         Each Prospectus Supplement will describe, as to the Debt Securities to which it relates, any guarantees (the "Guarantees") by certain direct and indirect subsidiaries of the Company which may guarantee the Debt Securities (the "Guarantors"), including the terms of subordination (if any) of any such Guarantee.

Events of Default and Remedies

         An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Debt Securities of such series; default for 30 days in payment of any installment of interest on any Debt Security of such series; default by the Company or any Guarantor for 60 days after notice in the observance or performance of any other covenants in the Indenture relating to such series; and certain events involving bankruptcy, insolvency or reorganization of the Company or certain Guarantors. The

Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of Debt Securities) if the Trustee considers it in the interest of the holders of such series of Debt Securities to do so.

         The Indenture provides that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than 25% in principal amount of such series of Debt Securities then outstanding may declare the principal of all the Debt Securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the Debt Securities of such series then outstanding by written notice to the Trustee and the Company may waive any Event of Default (other than any Event of Default in payment of principal or interest) with respect to such series of Debt Securities. Holders of a majority in principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgement or decree and if all existing Events of Default with respect to such series have been cured or waived.

         The holders of a majority in principal amount of the Debt Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series, subject to certain limitations specified in the Indenture.

Defeasance of Indenture

         The Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture as they relate to any particular series of Debt Securities, other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations, at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt
Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

         In addition, the Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations), at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

Transfer and Exchange

         A holder will be able to transfer or exchange Debt Securities only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, Supplement and Waiver

         Subject to certain exceptions, the Indenture, the Debt Securities or the Guarantees of a particular series may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of at least a majority in principal amount of the Debt Securities of such series then outstanding, and any existing Default under, or compliance with any provision of the Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. Without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture, the Debt Securities or the Guarantees to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; to make any change that does not adversely affect the legal rights of any holder; to create a series and establish its terms; or to delete a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable on its Guarantee.

         Without the consent of each holder affected, the Company and the Trustee may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, (iii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the Indenture, (iv) make any Debt Security payable in money other than that stated in the Debt Security, (v) modify the ranking or priority of the Debt Securities or any Guarantee, (vi) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or (vii) waive a continuing default in the payment of principal of or interest on the Debt Securities.

         The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to holders in accordance with the terms of the Indenture.

Concerning the Trustee

         In the ordinary course of its business, American Stock Transfer and Trust Company, the Trustee, provides, and may continue to provide, service to the Company as (i) transfer agent for the Common Stock of the Company and (ii) trustee under an indenture relating to the Company's 8-3/8% Senior Notes due 2004. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

         The Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

         The Indenture, the Debt Securities and the Guarantees will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

                          DESCRIPTION OF CAPITAL STOCK


         The Company's authorized capital stock is 100,000,000 shares of Common Stock, $.01 par value, and 30,000,000 shares of Preferred Stock, $.10 par value. At June 26, 1998, 53,247,354 shares of Common Stock and no shares of Preferred Stock were outstanding.


Preferred Stock

         The Preferred Stock may be issued in series with any rights and preferences which may be authorized by the Company's Board of Directors. There will be Prospectus Supplements relating to particular series of Preferred Stock. Each Prospectus Supplement will describe, as to the Preferred Stock to which it relates: (i) the title of the Preferred Stock; (ii) any limit upon the number of shares of the series of Preferred Stock which may be issued; (iii) the preference, if any, to which holders of the series of Preferred Stock will be entitled upon liquidation of the Company; (iv) the date or dates on which the Company will be required or permitted to redeem the Preferred Stock; (v) the terms, if any, on which the Company or holders of the Preferred Stock will have the option to cause the Preferred Stock to be redeemed or purchased; (vi) the voting rights, if any, of the holders of the Preferred Stock; (vii) the dividends, if any, which will be payable with regard to the series of Preferred Stock (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative); (viii) the right, if any, of holders of the Preferred Stock to convert it into another class of stock or securities of the Company, including provisions intended to prevent dilution of those conversion rights; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Preferred Stock or a purchase fund which will be used to purchase Preferred Stock; and (x) any other material terms of the Preferred Stock.

Common Stock

         Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors of the Company. Holders of Common Stock have no preemptive rights and are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock is not entitled to any sinking fund, redemption or conversion provisions. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets of the Company remaining after the payment of all creditors and liquidation preferences of Preferred Stock, if any. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There will be a Prospectus Supplement relating to any offering of Common Stock offered by this Prospectus. The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York, which also serves as Trustee under the Indenture, and another indenture relating to the Company's 8-3/8% Senior Notes due 2004.

         The Company currently has the following provisions in its charter or bylaws which could be considered to be "anti-takeover" provisions: (i) an article in its charter prohibiting stockholder action by written consent; (ii) an article in its charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock to remove a director; (iii) a bylaw limiting the persons who may call special meetings of stockholders to the Board of Directors or a committee thereof so empowered by the Board, the bylaws or by law; and (iv) a bylaw providing time limitations for nominations for election to the Board of Directors or for proposing matters which can be acted upon at stockholders' meetings. These provisions may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members to the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of the Company's Common Stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director. Additionally, the issuance of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change of control or other corporate action.

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" with the Company for three years following the date that person became an interested stockholder unless: (i) before that person became an interested stockholder, the Board of Directors of the Company approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by persons who are both directors and officers of the Company or by certain employee stock plans); or (iii) on or following the date on which that person became an interested stockholder, the business combination is approved by the Company's Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Company (excluding shares held by the interested stockholder). A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

                              PLAN OF DISTRIBUTION

         The Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise); or (v) through a combination of any such methods of sale. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus

Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

         If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

         If a dealer is utilized in the sale of the Securities, the Company or an underwriter will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable Prospectus Supplement. Certain of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

         Gibson, Dunn & Crutcher LLP, Dallas, Texas has rendered an opinion (filed as an exhibit to the Registration Statement) with respect to the validity of the Securities being offered hereby. If certain legal matters in connection with offerings made by this Prospectus are passed on by counsel for the underwriters of an offering of those Securities, that counsel will be named in the Prospectus Supplement relating to that offering.

                                     EXPERTS

         The consolidated financial statements of D.R. Horton, Inc. appearing in D.R. Horton, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The supplemental consolidated financial statements of D.R. Horton, Inc., included in the Company's Current Report on Form 8-K dated June 5, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of Arthur Andersen LLP, independent auditors. Such consolidated financial statements and supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The combined financial statements of S.G. Torrey Atlanta, Ltd. and Affiliates appearing in the Company's Current Report (Form 8-K) dated March 13, 1997, have been audited by Whittington, McLemore, Land, Davis & White, P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement with respect to Continental Homes Holding Corp. for the years ended May 31, 1997 and 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================
No dealer, salesperson or other person is authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof.

                                TABLE OF CONTENTS
                                                                            Page
Available Information.........................................................2
Incorporation of Certain Information
     by Reference.............................................................2
The Company...................................................................3
Use of Proceeds...............................................................3
Ratio of Earnings to Fixed Charges............................................4
Description of Debt Securities................................................5
Description of Capital Stock..................................................7
Plan of Distribution..........................................................8
Legal Matters.................................................................9
Experts.......................................................................9




                                  $400,000,000



                                D.R. HORTON, INC.


                                Debt Securities,
                               Preferred Stock and
                                  Common Stock

                                   ----------

                                   PROSPECTUS


                                           , 1998

                                   ----------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*


Securities and Exchange Commission registration fee................     $118,803
Blue Sky fees and expenses.........................................       15,000
Printing and engraving fees and expenses...........................       35,000
Trustees' fees and expenses........................................        1,000
Rating agency fees ................................................      150,000
Accountants' fees and expenses.....................................       50,000
Legal fees and expenses............................................       60,000
Miscellaneous......................................................       50,000
                                                                        --------
     Total    .....................................................     $479,803
                                                                        ========


         * All fees and expenses will be paid by the Company. All fees and expenses other than the Securities and Exchange Commission filing fees are estimated.

Item 15.  Indemnification of Directors and Officers.

         The Company's Amended and Restated Certificate of Incorporation, as amended, provides that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the written request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the Company, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the DGCL or other applicable laws presently or hereafter in effect. The Company has entered into an indemnification agreement with each of its directors and executive officers.

         Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Underwriting Agreement, which is Exhibit 1.1 hereto, provides that the Underwriters named therein will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act.

         The  Company  also  has  obtained   Directors  and  Officers  Liability
Insurance that provides insurance coverage for certain liabilities which may be incurred by the Company's directors and officers in their capacity as such.

Item 16.  Exhibits and Financial Schedules.

         (a)  Exhibits:



    Exhibit
    Number                              Exhibits
    -------                             --------
     1.1*  -  Form of Underwriting Agreement
     2.1 - Agreement and Plan of Merger, dated as of December 18, 1997, by and between the Registrant and Continental (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S- 4 (Registration No. 333-44279), dated March 13, 1998)
     4.1(a)- Form of Senior Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(a) to the Company's Registration Statement (No. 333-27521) on Form S-3, filed May 21,
              1997)
     4.1(b)- Form of Senior Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(b) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997)
     4.1(c)- Form of Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(c) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S- 3, filed June 2, 1997)
     4.2 - Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995)
     4.3 - Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997)
     5.1 - Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the Securities being registered
     12.1**-  Statement of  computation  of ratios of earnings to fixed  charges
              23.1 - Consent of Gibson, Dunn & Crutcher LLP, Dallas,  Texas (See
              Exhibit  5.1)
     23.2  -  Consent of Ernst & Young LLP, Fort Worth, Texas
     23.3 - Consent of Whittington, McLemore, Land, Davis & White, P.C., Rome, Georgia
     23.4  -  Consent of Arthur Andersen LLP, Phoenix, Arizona
     24.1**- Powers of Attorney (See signature page of this Registration Statement)
     25.1* -  Statement of eligibility of trustee on Form T-1
----------
         * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

        **    Previously filed.

Item 17.  Undertakings.

         (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The Company undertakes:

                  (1) To file,  during any  period in which  offers or sales are being  made,  a  post-effective  amendment  to  this  Registration
              Statement:

                  (i)      To  include  any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining  any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The Company hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                        SIGNATURES AND POWERS OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, D.R. Horton, Inc., and the Co- Registrants named below, certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 29, 1998.


                                D.R. HORTON, INC.


                                By /s/ Donald R. Horton
                                   -----------------------------------------
                                   Donald R. Horton
                                   Chairman of the Board and President

                                CO-REGISTRANTS:
                                DRHI, Inc.
                                Meadows I, Ltd.
                                Meadows II, Ltd.
                                Meadows IX, Inc.
                                Meadows X, Inc.
                                D.R. Horton, Inc. - Minnesota
                                D.R. Horton, Inc. - Greensboro
                                D.R. Horton, Inc. - Birmingham
                                D.R. Horton, Inc. - New Jersey
                                D.R. Horton, Inc. - Torrey
                                DRH Construction, Inc.
                                D.R. Horton, Inc. - Louisville
                                D.R. Horton, Inc. - Denver
                                D.R. Horton Denver Management Company, Inc.
                                D.R. Horton San Diego Holding Company, Inc.
                                D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton Los Angeles Management Company, Inc. D.R. Horton San Diego Management Company, Inc.
                                S. G. Torrey Atlanta, Ltd.
                                D.R. Horton, Inc. - Sacramento
                                D.R. Horton Sacramento Management Company, Inc.
                                C. Richard Dobson Builders, Inc.
                                Land Development, Inc.
                                DRH Tucson Construction, Inc.
                                Continental Homes, Inc.
                                KDB Homes, Inc.
                                L&W Investments, Inc.
                                Continental Ranch, Inc.
                                Continental Homes of Florida, Inc.
                                CHI Construction Company
                                CHTEX of Texas, Inc.
                                CH Investments of Texas, Inc.
                                D.R. Horton, Inc. - Portland


                                By /s/ David J. Keller
                                   ---------------------------------------------
                                   David J. Keller
                                   Treasurer of the Co-Registrants listed above

                                SGS COMMUNITIES AT GRANDE QUAY, LLC


                                By Meadows IX, Inc., a member

                                    By  /s/ Donald R. Horton
                                        ----------------------------------------
                                        Donald R. Horton
                                        Chairman of the Board

                                and


                                By Meadows X, Inc., a member

                                    By  /s/ Donald R. Horton
                                        ----------------------------------------
                                        Donald R. Horton
                                        Chairman of the Board

                                D.R. HORTON MANAGEMENT COMPANY, LTD.
                                D.R. HORTON - TEXAS, LTD.


                                By Meadows I, Ltd., its general partner

                                    By  /s/ Donald R. Horton
                                        ----------------------------------------
                                        Donald R. Horton
                                        Chairman of the Board

                                CONTINENTAL HOMES OF AUSTIN, L.P.
                                CONTINENTAL HOMES OF DALLAS, L.P.
                                CONTINENTAL HOMES OF SAN ANTONIO, L.P.


                                By CHTEX of Texas, Inc.
                                Its: General Partner

                                    By  /s/ David J. Keller
                                        ----------------------------------------
                                        David J. Keller, Treasurer

                                SGS COMMUNITIES AT WEST WINDSOR, LLC



                                By Meadows IX, Inc., a member


                                    By  /s/ Donald R. Horton
                                        ----------------------------------------
                                        Donald R. Horton
                                        Chairman of the Board

                                and

                                By D.R. Horton, Inc. - New Jersey, a member


                                    By  /s/ Donald R. Horton
                                        ----------------------------------------
                                        Donald R. Horton
                                        Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        REGISTRANT OFFICERS AND DIRECTORS

    Signature                           Title                           Date
    ---------                           -----                           ----


/s/Donald R. Horton      Chairman of the Board and President       June 29, 1998
-------------------         (Principal Executive Officer)
Donald R. Horton


/s/Bradley S. Anderson*                Director                    June 29, 1998
----------------------
Bradley S. Anderson


/s/Richard Beckwitt                    Director                    June 29, 1998
----------------------
Richard Beckwitt


/s/Richard I. Galland*                 Director                    June 29, 1998
----------------------
Richard I. Galland


/s/W. Thomas Hickcox*                  Director                    June 29, 1998
----------------------
W. Thomas Hickcox


/s/Richard L. Horton*                  Director                    June 29, 1998
----------------------
Richard L. Horton


/s/Terrill J. Horton*                  Director                    June 29, 1998
----------------------
Terrill J. Horton


/s/David J. Keller        Treasurer, Chief Financial Officer       June 29, 1998
----------------------    and Director (Principal Accounting
David J. Keller                  and Financial Officer)


/s/Francine I. Neff*                   Director                    June 29, 1998
----------------------
Francine I. Neff


/s/Scott J. Stone*                     Director                    June 29, 1998
----------------------
Scott J. Stone


/s/Donald J. Tomnitz                   Director                    June 29, 1998
--------------------
Donald J. Tomnitz


*By: /s/ Donald R. Horton                                          June 29, 1998
     --------------------
       Attorney-in-Fact

                      CO-REGISTRANT OFFICERS AND DIRECTORS




D.R. Horton, Inc. - Louisville
D.R. Horton, Inc. - Torrey
DRH Construction, Inc.
D.R. Horton, Inc. - Minnesota
D.R. Horton, Inc. - Birmingham
D.R. Horton Los Angeles Management Company, Inc.
D.R. Horton Los Angeles Holding Company, Inc.
D.R. Horton San Diego Holding Company, Inc.
D.R. Horton San Diego Management Company, Inc.
S. G. Torrey Atlanta, Ltd.
D.R. Horton, Inc. - Portland
D.R. Horton Denver Management Company, Inc.
D.R. Horton, Inc. - Denver
DRHI, Inc.
Meadows I, Ltd.
Meadows IX, Inc.
Meadows X, Inc.
D.R. Horton, Inc - New Jersey
D.R. Horton, Inc. - Sacramento
D.R. Horton Sacramento Management Company, Inc.
C. Richard Dobson Builders, Inc.
Land Development, Inc.
DRH Tucson Construction, Inc.
Continental Homes, Inc.
KDB Homes, Inc.
L&W Investments, Inc.
Continental Ranch, Inc.
Continental Homes of Florida, Inc.
CHI Construction Company
CHTEX of Texas, Inc.
CH Investments of Texas, Inc.




    Signature                           Title                           Date
    ---------                           -----                           ----



/s/Donald R. Horton             Chairman of the Board              June 29, 1998
-------------------          (Principal Executive Officer)
Donald R. Horton


/s/David J. Keller          Treasurer (Principal Accounting        June 29, 1998
------------------               and Financial Officer)
David J. Keller

D.R. Horton, Inc - Greensboro


    Signature                           Title                           Date
    ---------                           -----                           ----


/s/Donald R. Horton        Chairman of the Board, President        June 29, 1998
-------------------         (Principal Executive Officer)
Donald R. Horton



-------------------             Director, Co-President
Robert C. Rapp, Jr.



/s/David J. Keller                     Director                    June 29, 1998
------------------       Vice President, Treasurer (Principal
David J. Keller            Accounting and Financial Officer)




Meadows II, Ltd.


    Signature                           Title                           Date
    ---------                           -----                           ----


/s/Donald R. Horton        Chairman of the Board, President        June 29, 1998
-------------------         (Principal Executive Officer)
Donald R. Horton



/s/David J. Keller                     Director                    June 29, 1998
------------------       Vice President, Treasurer (Principal
David J. Keller            Accounting and Financial Officer)




-------------------            Director, Vice-President
Mark A. Ferrucci

Meadows I, Ltd., the general partner of
      D.R. Horton Management Company, Ltd.
      D.R. Horton - Texas, Ltd.


CHTEX of Texas, Inc., the general partner of Continental Homes of Austin, L.P.
      Continental Homes of Dallas, L.P.
      Continental Homes of San Antonio, L.P.


Meadows IX, Inc., a member of
   and
Meadows X, Inc., a member of
      SGS Communities at Grande Quay, LLC


Meadows IX, Inc., a member of
   and
D.R. Horton, Inc. - New Jersey, a member of
      SGS Communities West Windsor, LLC



    Signature                           Title                           Date
    ---------                           -----                           ----



/s/Donald R. Horton             Chairman of the Board              June 29, 1998
-------------------          (Principal Executive Officer)
Donald R. Horton


/s/David J. Keller          Treasurer (Principal Accounting        June 29, 1998
------------------               and Financial Officer)
David J. Keller

                                  EXHIBIT INDEX

      (a)  Exhibits:



    Exhibit
    Number                              Exhibits
    -------                             --------
     1.1*  -  Form of Underwriting Agreement
     2.1 - Agreement and Plan of Merger, dated as of December 18, 1997, by and between the Registrant and Continental (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S- 4 (Registration No. 333-44279), dated March 13, 1998)
     4.1(a)- Form of Senior Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(a) to the Company's Registration Statement (No. 333-27521) on Form S-3, filed May 21,
              1997)
     4.1(b)- Form of Senior Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(b) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997)
     4.1(c)- Form of Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(c) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S- 3, filed June 2, 1997)
     4.2 - Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995)
     4.3 - Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997)
     5.1 - Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the Securities being registered
     12.1**-  Statement of  computation  of ratios of earnings to fixed  charges
              23.1 - Consent of Gibson, Dunn & Crutcher LLP, Dallas,  Texas (See
              Exhibit  5.1)
     23.2  -  Consent of Ernst & Young LLP, Fort Worth, Texas
     23.3 - Consent of Whittington, McLemore, Land, Davis & White, P.C., Rome, Georgia
     23.4  -  Consent of Arthur Andersen LLP, Phoenix, Arizona
     24.1**- Powers of Attorney (See signature page of this Registration Statement)
     25.1* -  Statement of eligibility of trustee on Form T-1
----------
         * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

        **    Previously filed.